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                                                                    EXHIBIT 23.1

[KPMG LETTERHEAD]

   111 North Orange Avenue, Suite 1600
   P.O. Box 3031
   Orlando, FL 32802

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Centerstate Banks of Florida

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                  /s/ KPMG LLP

Orlando, Florida
April 13, 2000